CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated March 31, 2022, relating to the financial statements and financial highlights of each of the Sub-Accounts comprising the Allstate Life of New York Separate Account A, appearing in Form N-VPFS of Allstate Life of New York Separate Account A for the year ended December 31, 2021. We also consent to the references to us under the heading “Experts” in the Supplement to the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 27, 2022

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 11, 2022, relating to the financial statements of Wilton Reassurance Life Company of New York (which report expresses an unqualified opinion on such financial statements prepared in accordance with accounting practices prescribed or permitted by the New York Department of Financial Services (“statutory-basis”), and expresses an adverse opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in Registration Statement No. 333-260634 on Form S-1 of Wilton Reassurance Life Company of New York. We also consent to the references to us under the heading “Experts” in the Supplement to the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 27, 2022